News Release

National Penn Bancshares, Inc. Receives Regulatory Approvals
for TF Financial Corporation Merger

Allentown, PA and Newtown PA, September 8, 2014 – National Penn Bancshares, Inc. (NASDAQ: NPBC) (“National Penn”) and TF Financial Corporation (NASDAQ: THRD) (“TF Financial”) announced today the receipt of all required approvals from the Office of the Comptroller of the Currency, the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking and Securities to complete the proposed merger of TF Financial with and into National Penn and the merger of 3rd Fed Bank with and into National Penn Bank.

The merger remains subject to the approval of TF Financial’s stockholders at a special meeting to be held on September 17, 2014.

National Penn Contact Information

Investor Contact:	Michelle H. Debkowski, Investor Relations (484) 709-3255 or michelle.debkowski@nationalpenn.com

Media Contact:	Jacklyn Bingaman, Marketing (610) 674-1325 or jacklyn.bingaman@nationalpenn.com

TF Financial Contact Information

Kent Lufkin, President and Chief Executive Officer
(215) 579-4000

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with approximately $8.6 billion in assets, is a bank holding company headquartered in Allentown, Pennsylvania.  National Penn Bank operates 111 branch offices comprising 110 branches in Pennsylvania and one branch in Maryland.

National Penn’s financial services affiliates are National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; Institutional Advisors LLC; and

National Penn Insurance Services Group, Inc., including its Higgins Insurance and Caruso Benefits Group divisions.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

About TF Financial Corporation:

TF Financial Corporation is a savings and loan holding company headquartered in Newtown, Pennsylvania, whose principal subsidiary is 3rd Fed Bank, a Pennsylvania-chartered, FDIC insured savings bank. 3rd Fed Bank operates 18 full service retail and commercial banking offices in Bucks and Philadelphia Counties in Pennsylvania and Burlington, Mercer, and Ocean Counties in New Jersey.

Forward-looking Statements

This news release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Neither National Penn nor TF Financial assume any duty and do not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that National Penn or TF Financial anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to: expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; the transaction may not be timely completed, if at all; the parties may be unable to successfully implement integration strategies; and diversion of management time on merger-related issues; and those factors and risks referenced from time to time in National Penn’s and TF Financial’s filings with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, National Penn and TF Financial claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, National Penn filed with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes a Proxy Statement of TF Financial, and a Prospectus of National Penn, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the

Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information.

 A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about National Penn and TF Financial, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from National Penn at www.nationalpennbancshares.com under the heading “Documents/SEC Filings” or from TF Financial by accessing TF Financial’s website at www.3rdfedbank.com under the section “Investor Relations” and under the heading “SEC Filings.”

National Penn and TF Financial and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TF Financial in connection with the proposed merger. Information about the directors and executive officers of National Penn is set forth in the proxy statement for National Penn’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2014. Information about the directors and executive officers of TF Financial is set forth in the proxy statement for TF Financial’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 26, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

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